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Robison, Hill & Co.                                 Certified Public Accountants
A PROFESSIONAL CORPORATION
                                                    Brent M. Davies, CPA
                                                    David O. Seal, CPA
                                                    W. Dale Westenskow, CPA
                                                    Barry D. Loveless, CPA



MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
MEMBERS OF THE SEC PRACTICE SECTION and THE PRIVATE COMPANIES PRACTICE SECTION

1366 East Murray-Holladay Road, Salt Lake City, Utah  84117-5050
Telephone 801/272-8045, Facsimile 801/277-9942





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We do hereby consent to the use of our report dated October 13, 2004 on the financial statements of Bio-Life Labs, Inc. (formerly TecScan International, Inc.) included in and made part of this registration statement, and to the references to our firm as accounting and auditing experts in this registration statement on form S-8 to be filed March 24, 2005.



                                                 Sincerely,



                                                 Certified Public Accountant


Salt Lake City, Utah
March 23, 2005